UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 20, 2006

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On February 20, 2006, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the fourth quarter and fiscal year ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated February 20, 2006.











































                                     -2-



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    February 21, 2006             By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary












































                                     -3-



                                                                  Exhibit 99.1

                                PRESS RELEASE

                  MONARCH CASINO ANNOUNCES RECORD BREAKING
                    FOURTH QUARTER AND FULL YEAR RESULTS

        - ANNUAL EBITDA (1) IMPROVES 15.5%; NET INCOME INCREASES 27.3% -

RENO, NV-February 20, 2006- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced record financial results for its fourth quarter and fiscal year ended December 31, 2005.

     During the fourth quarter ended December 31, 2005, the Company reported EBITDA (1) of $9.6 million, a 23.9% improvement over the $7.8 million EBITDA
(1) reported in the fourth quarter of 2004. The improved EBITDA (1) beat published consensus analysts' estimate of $8.9 million and was the result of record fourth quarter net revenues of $34.9 million and improving operating margins. Excluding depreciation and amortization, the Company's operating margin for the period improved to 27.6% of net revenues from 24.9% during the same period a year earlier. The record revenues were driven by a 17.1% increase in casino revenue, a 6.3% jump in food and beverage revenue and a 20.8% improvement in other revenues. The increases were partially offset by a 1.9% decrease in hotel revenue.

     Fourth quarter 2005 net income of $4.9 million was a record for the fourth quarter, a 26.8% increase from fourth quarter 2004 net income of $3.9 million for the same period a year earlier and translated into earnings per diluted share (EPS) of $0.26 versus $0.20 for the same period last year. The Company's fourth quarter 2005 diluted EPS beat the published consensus analysts' estimate of $0.23.

     For the full year 2005, the Company achieved EBITDA (1) of $41.4 million, a 15.5% improvement over the $35.9 million in 2004. Analysts had estimated a consensus $40.5 million in EBITDA (1) for 2005. The full year 2005 EBITDA (1) was also the result of record revenues combined with vastly improved margins and, in some cases, decreases in departmental expenses. The Company saw improved margins across all departments and, excluding depreciation and amortization, its operating margin for 2005 improved to 29.7% from 27.7% a year earlier. Net revenues increased 8.0% to $139.8 million in 2005 from $129.5 million in 2004. The increase in net revenues was led by a 12.3% improvement in casino revenue, a 3.3% increase in food and beverage revenue and a 20.5% increase in other revenue. Hotel revenue decreased 1.7% year over year.

     Net income for 2005 reached $21.0 million, an increase of 27.3% and easily beat the previous Company record of $16.5 million set in 2004. Diluted EPS was $1.10 in 2005 versus $0.88 in 2004, beating the published consensus analysts' estimate of $1.07.

     Monarch's CEO and Co-Chairman John Farahi praised the many attributes that led to the recent success: "Favorable economic factors in our area, combined with our superior location, quality of our product and our management's unmatched efforts and attention to detail, has led us to our continued success." Mr. Farahi added: "With our healthy balance sheet, we expect to explore a variety of options for our next expansion, which is currently in the preliminary planning stage."
                                   -4-

     During 2005, the Company reduced the unpaid principal balance under its credit facility by $24.3 million, bringing its outstanding unpaid balance to $8.1 million at year end 2005.

     The Company also announced today that its 2006 Annual Meeting of Stockholders will be held on Tuesday, May 23, 2006 at 10:00am local time, at the Company's Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada. The record date for stockholders entitled to vote at the Annual Meeting is Thursday, April 6, 2006.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, and (ii) future expansion plans. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest and stockholder guarantee fee expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                             Three Months Ended           Twelve Months Ended
                                                December 31,                  December 31,
                                         --------------------------   --------------------------
                                             2005          2004           2005          2004
                                         ------------  ------------   ------------  ------------
                                          (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Revenues
  Casino................................ $ 24,178,576  $ 20,641,420   $ 94,501,028  $ 84,131,876
  Food and beverage.....................    9,968,695     9,377,418     38,564,365    37,333,977
  Hotel.................................    5,241,806     5,344,046     23,909,915    24,318,082
  Other.................................    1,229,554     1,017,746      4,690,362     3,892,669
                                         ------------  ------------   ------------  ------------
     Gross revenues.....................   40,618,631    36,380,630    161,665,670   149,676,604
  Less promotional allowances...........   (5,726,735)   (5,184,472)   (21,880,793)  (20,219,714)
                                         ------------  ------------   ------------  ------------
     Net revenues.......................   34,891,896    31,196,158    139,784,877   129,456,890
                                         ------------  ------------   ------------  ------------
Operating expenses
  Casino................................    8,314,484     7,535,435     31,990,758    30,513,391
  Food and beverage.....................    4,765,009     4,737,160     18,795,268    18,859,211
  Hotel.................................    1,833,550     1,852,275      7,696,576     7,858,616
  Other.................................      340,867       296,654      1,340,556     1,344,163
  Selling, general, and administrative..    9,850,834     9,007,820     38,073,313    34,979,998
  Gaming development expense............      165,894            -         439,984            -
  Depreciation and amortization.........    2,127,861     1,940,674      8,379,033     9,627,870
                                         ------------  ------------   ------------  ------------
     Total operating expenses...........   27,398,499    25,370,018    106,715,488   103,183,249
                                         ------------  ------------   ------------  ------------
     Income from operations.............    7,493,397     5,826,140     33,069,389    26,273,641

Other expense
  Interest expense......................     (122,411)     (323,004)    (1,013,377)   (1,448,125)
  Stockholder guarantee fee expense.....           -             -              -       (136,164)
                                         ------------  ------------   ------------  ------------
     Total other expense................     (122,411)     (323,004)     1,013,377)   (1,584,289)
                                         ------------  ------------   ------------  ------------
     Income before income taxes.........    7,370,986     5,503,136     32,056,012    24,689,352
Provision for income taxes..............    2,470,552     1,639,392     11,020,552     8,162,912
                                         ------------  ------------   ------------  ------------
     Net income......................... $  4,900,434  $  3,863,744   $ 21,035,460  $ 16,526,440
                                         ============  ============   ============  ============

  Earnings per share of common stock
   Net income
    Basic...............................  $      0.26  $       0.21    $      1.12  $       0.88
    Diluted.............................  $      0.26  $       0.20    $      1.10  $       0.88
  Weighted average number of common
    shares and potential common
    shares outstanding
      Basic.............................   18,873,751    18,812,448     18,848,532    18,756,450
      Diluted...........................   19,129,889    18,958,468     19,093,777    18,814,686

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    December 31,     December 31,
                                                        2005             2004
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  12,886,494    $  11,814,778
  Receivables, net................................      3,559,602        2,959,894
  Federal income tax refund receivable............        286,760          493,797
  Inventories.....................................      1,456,453        1,452,696
  Prepaid expenses................................      2,401,619        2,346,242
  Deferred income taxes...........................      1,326,224        1,115,719
                                                    -------------    -------------
     Total current assets.........................     21,917,152       20,183,126
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,166,107        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................     10,398,814        7,524,680
  Furniture and equipment.........................     67,393,755       65,146,594
  Leasehold improvement...........................      1,346,965        1,346,965
                                                    -------------    -------------
                                                      171,600,709      166,540,220
  Less accumulated depreciation and amortization..    (76,117,346)     (68,791,045)
                                                    -------------    -------------
     Net property and equipment...................     95,483,363       97,749,175
                                                    -------------    -------------
Other assets, net.................................        269,524          406,620
                                                    -------------    -------------
     Total assets.................................  $ 117,670,039    $ 118,338,921
                                                    =============    =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $          -
  Accounts payable................................      7,335,630        5,747,775
  Accrued expenses................................      8,722,221        7,918,299
                                                    -------------    -------------
     Total current liabilities....................     16,057,851       13,666,074

Long-term debt, less current maturities...........      8,100,000       32,400,000
Deferred income taxes.............................      5,953,193        6,509,505

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.005 par value, 30,000,000
   shares authorized; 19,072,550 shares issued;
   18,879,310 outstanding at 12/31/2005,
   18,812,448 outstanding at 12/31/2004...........         95,363           95,363
  Additional paid-in capital......................     17,978,190       17,463,272
  Treasury stock,
   193,240 shares at 12/31/2005, 260,102 shares
   at 12/31/2004, at cost.........................       (708,877)        (954,152)
  Retained earnings...............................     70,194,319       49,158,859
                                                    -------------    -------------
     Total stockholders' equity...................     87,558,995       65,763,342
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 117,670,039    $ 118,338,921
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended          Twelve Months Ended
                                          December 31,                 December 31,
                                     -----------------------     ------------------------
                                        2005        2004            2005         2004
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $ 4,900,434 $ 3,863,744     $21,035,460  $16,526,440
Adjustments:
  Provision for income taxes.......    2,470,552   1,639,392      11,020,552    8,162,912
  Stockholder guarantee fee expense           -           -               -       136,164
  Interest expense.................      122,411     323,004       1,013,377    1,448,125
  Depreciation and amortization....    2,127,861   1,940,674       8,379,033    9,627,870
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $ 9,621,258 $ 7,766,814     $41,448,422  $35,901,511
                                     =========== ===========     ===========  ===========


(1) "EBITDA" consists of net income plus provision for income taxes, interest and stockholder guarantee fee expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.